OPTION GRANT NOTICE UNDER THE
DENTSPLY SIRONA INC.
2016 OMNIBUS INCENTIVE PLAN
as amended and restated
OPTION GRANT NOTICE
Notice is hereby given of the following option grant (the “Option”) to purchase shares of Common Shares, $0.01 par value per share, of DENTSPLY SIRONA Inc. (“Common Shares” or “Shares”) pursuant to the following terms and conditions:

Optionee:

Grant Date:

Exercise Price per Share:

Number of Option Shares:

Term/Expiration Date of Option:

Type of Option: Non-Qualified Stock Option

    Vesting Schedule: The Option shall vest and become exercisable in accordance with the following vesting schedule:
Vesting DateNumber of Shares that Vest
[DATE][NUMBER]

[DATE][NUMBER]

[DATE][NUMBER]
[The Option will vest and become exercisable on the dates set forth above, subject to your continuous employment with the Company through such date; provided that the Option will vest and become exercisable upon an earlier termination of employment by reason of death or Disability while employed with the Company.] [DESCRIBE ANY FURTHER VESTING REQUIREMENTS.]

    Other Provisions: The Option is granted subject to, and in accordance with, the terms of the Option Agreement (the “Option Agreement”) attached hereto as Exhibit A and the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan, as amended and restated from time to time (the “Plan”).

This Option is granted under, and governed by, the terms and conditions of this Grant Notice, the Plan and the Option Agreement.

DENTSPLY SIRONA INC.

By:
Attachments:
Exhibit A-Option Agreement
EXHIBIT A
OPTION AGREEMENT
DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”), has granted you (the “Optionee”) an option to purchase shares of common shares of the Company, $0.01 par value per share (“Common Shares” or “Shares”), pursuant to the terms and conditions set forth in your Option Grant Notice (the “Grant Notice”) and this Option Agreement (the “Option Agreement”).
The Option is granted pursuant to the DENTSPLY SIRONA Inc. 2016 Omnibus Incentive Plan, as amended and restated from time to time (the “Plan”), pursuant to which options, and other awards, may be granted to Eligible Recipients under the Plan. Except as otherwise specifically set forth herein, all capitalized terms utilized herein shall have the respective meanings ascribed to them in the Plan.
The details of your Option are as follows:
1. Grant of Option. Pursuant to an action of the Board and/or the Committee, the Company hereby grants to Optionee an option to purchase shares of Common Shares (the “Option”), subject to the terms and conditions described herein. The number of shares of Common Shares subject to your Option and the Exercise Price per Share are set forth in the Grant Notice. If designated in the Grant Notice as an Incentive Stock Option, this Option is intended to qualify as an Incentive Stock Option under Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d), it shall nevertheless be treated as a Non-Qualified Stock Option.
2. Term, Vesting and Forfeiture.
(a) Term. This Option may be exercised only within the Term set forth in the Grant Notice, and may be exercised during such Term only in accordance with the Plan and the terms of this Option Agreement and Grant Notice.
(b) Time Vesting. The Option shall vest in one or more installments in accordance with the Vesting Schedule set forth on the Grant Notice, with the vesting of each installment subject to the Optionee’s continued employment with the Company or an Affiliate through the applicable vesting date, subject to such additional terms and conditions set forth on the Grant Notice, the terms hereof and, where applicable, the terms of an Applicable Employment Agreement (as defined below), if any.

(c) Accelerated Vesting. Any Option, or portion thereof, which has not yet vested under subparagraph (b) above shall, vest or be forfeited in accordance with the provisions of the Plan, and the terms of this Option Agreement, and, where applicable, the terms of an Applicable Employment Agreement.
(d) Forfeiture of Option. Except as provided in the Grant Notice, this Option Agreement, the Plan or an Applicable Employment Agreement (if any), if Optionee’s employment with the Company or an Affiliate terminates for any reason, Optionee shall forfeit all rights with respect to any portion of the Option that has not yet vested as of the effective date of the termination without payment therefor. In such case, the remaining vested Option shall be treated as follows, to the extent it has not expired: (i) if such termination is on account of death, Disability or Retirement, the Optionee (or personal representative in the case of death) shall be entitled to exercise all or any part of the vested Option for a period of one year after the termination of Optionee’s employment, (ii) if such termination is on account of Cause, the Optionee shall not be entitled to exercise all or any part of the Option, whether or not then vested, and (iii) if such termination is for any other reason, the Optionee shall be entitled to exercise all or any part of any vested Option for a period of ninety (90) days after the termination of Optionee’s employment.
3. Exercise of Option.
(a) Right to Exercise. This Option is exercisable during its Term in accordance with the Vesting Schedule set forth in the Grant Notice and the applicable provisions of the Plan and this Option Agreement.
(b) Method of Exercise. This Option is exercisable pursuant to the procedures for exercise provided from time to time by the Administrator and/or by a third-party vendor selected by the Administrator, and in accordance with the terms of the Plan. The Option exercise shall require payment of the aggregate exercise price as to all exercised shares. The method of payment of the aggregate exercise price shall be in a form approved by the Administrator in accordance with Section 7 of the Plan. This Option shall be deemed to be exercised upon receipt and approval by the Administrator (or the appropriate third party) of all required exercise notices, together with full payment of the exercise price and such additional documents as the Administrator (or the third-party vendor) may then require.
4. Incorporation of the Plan by Reference; Conflicting Terms. The Option is granted under, and expressly subject to, the terms and provisions of the Plan, which terms and provisions are incorporated herein by reference. Optionee hereby acknowledges receipt of a copy of the Plan and agrees to be bound by all the terms and provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Option Agreement, the terms and provisions of the Plan shall govern.
5. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Optionee.
6. Stockholder Rights. Optionee shall not have any stockholder rights with respect to the shares of Common Stock granted pursuant to this Option until Optionee shall have exercised the Option in accordance with Section 3 hereof.
7. Committee Discretion. This Option has been granted pursuant to a determination made by the Board and/or Committee. Notwithstanding anything to the contrary herein, and subject to the limitations of the Plan, the Administrator shall have plenary authority to: (a) interpret any provision of this Option Agreement or the Option; (b) make any determinations necessary or advisable for the administration of this Option Agreement or the Option; (c) make adjustments as it deems appropriate to the aggregate number and type of securities available under this Option Agreement to appropriately adjust for, and give effect to, any Change in Capitalization or otherwise as provided under the Plan; and (d) otherwise modify or amend any provision hereof, or otherwise with respect to the Option, in any manner that does not materially and adversely affect any right granted to Optionee by the express terms hereof, unless required as a matter of law, subject to the limitations stated in the Plan.
8. Tax Withholding. At the time Optionee exercises his or her Option, in whole or in part, the Company shall withhold from Optionee’s compensation any required taxes, including social security and Medicare taxes, and federal, state and local income tax, with respect to the income arising from the exercise of the Option under this Option Agreement (other such amount that will not cause adverse accounting consequences for the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or other governmental entity). If the Option is an ISO, Optionee must immediately notify the Company in writing in the event Common Shares received pursuant to the Option are sold on or before the later of (a) two years after the Grant Date (as set forth in the Grant Notice), or (b) one year after the exercise date of the Option.
9. Clawback Policy. To the extent this Option is subject to recovery under any law, government regulation, stock exchange listing requirement or Company agreement or policy, this Option will be subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any agreement or policy adopted by the Company pursuant to any such law, government regulations, stock exchange listing requirement or otherwise).
10. Electronic Delivery. The Company may choose to deliver certain statutory or regulatory materials relating to the Plan in electronic form, including without limitation securities law disclosure materials. Without limiting the foregoing, by accepting this Option, Optionee hereby agrees that the Company may deliver the Plan prospectus and the Company’s annual report to Optionee in an electronic format. If at any time Optionee would prefer to receive paper copies of any document delivered in electronic form, the Company will provide such paper copies upon written request to the Investor Relations department of the Company.
11. No Right to Continued Employment. Nothing in this Option Agreement shall be deemed to create any limitation or restriction on such rights as the Company or an Affiliate otherwise would have to terminate the employment of Optionee at any time for any reason.
12. Entire Agreement. This Option Agreement and the Plan contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations between the parties except to the extent that the vesting and/or forfeiture of this Option is specifically addressed by any employment agreement between the Company or an Affiliate, on the one hand, and Optionee, on the other hand (an “Applicable Employment Agreement”), in which instance the relevant terms of such Applicable Employment Agreement shall be incorporated herein and deemed to be a part of this Option Agreement, and, in the event of any conflict between the terms of this Option Agreement regarding the vesting or forfeiture of the Option, and the terms of an Applicable Employment Agreement (if any), the terms and provisions of the Applicable Employment Agreement shall govern.
13. Governing Law. To the extent federal law does not otherwise control, this Option Agreement shall be governed by the laws of Delaware, without giving effect to principles of conflicts of laws.